REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of this 30th day of September, 1998, by and between Inland Real Estate Corporation, a Maryland corporation (the "Company") and B.I.J. Limited Partnership, an Illinois limited partnership ("BIJ").

     WHEREAS, the Company is the Managing Member of Inland Joliet Commons L.L.C., an Illinois limited liability company (the "LLC") and BIJ is a Member of the LLC;

     WHEREAS, the LLC was formed for the purposes and upon the terms and subject to the conditions set forth in an operating agreement dated September 30, 1998, and entered into by and between the Company and BIJ (the "Operating Agreement");

     WHEREAS, pursuant to the Operating Agreement, BIJ was granted 469,480 membership units in the LLC (the "LLC Units") and BIJ has the right, subject to the terms and conditions set forth therein, to require the Company to acquire all or a portion of BIJ's LLC Units (the "Tendered Units") in Exchange for either REIT Shares or the Cash Amount, as provided therein; and

     WHEREAS, in order to induce BIJ to enter into the Operating
Agreement, the Company has agreed to provide for the benefit of BIJ the registration rights set forth in this Agreement with respect to BIJ's LLC Units, subject to the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual premises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                      ARTICLE 1.  CERTAIN DEFINITIONS

     A.  "Agreement" means this Registration Rights Agreement.

     B. "BIJ" means B.I.J. Limited Partnership, an Illinois limited partnership.

     C.  "Blackout Notice" means the notice described in Article 5.

     D. "Business Day" means all weekdays except Saturday and Sunday and those days that are legal holidays of the United States government.

     E.  "Cash Amount" has the meaning ascribed to it in the Operating
         Agreement.

     F. "Company" means Inland Real Estate Corporation, a Maryland corporation.

     G. "Demanding Holder" means a Holder demanding registration of its Registrable Shares in accordance with Article 4.

     H. "Effective Date" has the meaning ascribed to it in the Operating Agreement.

     I.  "Exchange" has the meaning ascribed to it in the Operating
         Agreement.

     J. "Expiration Date" means the date described in Article 2(B) of this Agreement.

     K.  "Holder" means BIJ and any transferee or assignee permitted under
         Article 9 of this Agreement.

     L. "Indemnified Party" has the meaning ascribed to it in Article 8 of this Agreement.

     M. "Indemnifying Party" has the meaning ascribed to it in Article 8 of this Agreement.

     N. "LLC" means Inland Joliet Commons L.L.C., an Illinois limited liability company.

     O.  "LLC Unit" means one membership interest in the LLC.

     P. "Listing Event" means an event by which the Company lists its shares on a national securities exchange or designates its shares for quotation on the NASDAQ National Market System.

     Q. "Operating Agreement" means the operating agreement of the LLC entered into by and between the Company and BIJ dated as of September 30, 1998.

     R. "Person" means any individual, partnership, corporation, limited liability company, association, unincorporated organization, trust or other entity.

     S.  "REIT Shares" has the meaning ascribed to it in the Operating
         Agreement.

     T. "register," "registered" and "registration" mean the preparation and filing with the SEC of a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement or document.

     U. "Registrable Shares" means: (1) any REIT Shares issued upon the Exchange of Tendered Units pursuant to the Operating Agreement;
         (2) any common stock of the Company issued or issuable with respect to the securities referred to in (1), by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (3) any other shares of common stock of the Company held by Persons holding securities described in clauses
         (1) and (2), inclusive, above. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when: (a) they have been distributed to the public pursuant to an offering registered under the Securities Act or (b) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

         For purposes of this Agreement, a Holder of LLC Units for which REIT Shares are issuable upon an Exchange but for which an Exchange has not been completed, shall be deemed to be a Holder of Registrable Shares and the Registrable Shares shall be deemed to be in existence and the Holder may exercise rights as a Holder of Registrable Shares hereunder as of the Effective Date whether or not an Exchange has occurred. Such Holder shall, however, complete an Exchange on or prior to the date the SEC declares a registration pursuant to Article 3 or 4 effective and prior to the date the Holder initiates a sale pursuant to a registration under Article 2 and further provided, any such Exchange may be made with the condition precedent that such registration is declared effective or such sale be initiated.

     V . "Registration Expenses" means all expenses except Selling Expenses incurred by the Company and Holder(s) while complying with Article 2, 3 or 4 of this Agreement. Registration Expenses shall include, without limitation, all registration and filing fees and other qualification fees, blue sky fees, printing expenses, and fees and disbursements of the Company's and Holder's accountants, legal counsel and other representatives incurred in any registration pursuant to Articles 2, 3 or 4. Fees and disbursements made to accountants and legal counsel for the Holder(s) shall be limited to those fees and disbursements incurred for one accountant and one legal counselor, each selected by the Holder(s) participating in a registration holding a majority of the then outstanding Registrable Shares. In the event the legal counselor representing the Holder(s) is unable to grant a legal opinion necessary to effect a registration due to a legal conflict of interest, then the affected Holder(s) may each select other legal counsel, as applicable, for the sole purpose of delivering such opinion and the fees and expenses incurred for such counselor shall be paid for by the Company.

     W. "Requesting Holder" means a Holder requesting registration of its Registrable Shares in accordance with Article 3 of this Agreement.

     X. "SEC" means the United States Securities and Exchange Commission or any successor agency.

     Y. "Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statute.

     Z. "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes relating to any Holder's registered shares.

    AA. "Shelf Registration" means the registration described in Article 2 of this Agreement.


    BB. "Tendered Units" means those LLC Units owned by a Holder which the Holder desires the Company to acquire in Exchange for REIT Shares or the Cash Amount.


                        ARTICLE 2.  SHELF REGISTRATION

     A. Right to a Shelf Registration. Concurrent with the Company's filing of an application to a national securities exchange or the NASDAQ National Market System to commence a Listing Event, the Company shall file with the SEC a registration statement on Form S-3 (or a similar form) and pursuant to Rule 415 (or a similar rule then in force) promulgated under the Securities Act, as amended from time to time (the "Shelf Registration"), registering all Registrable Shares, including all Registrable Shares issuable upon an Exchange of the LLC Units held by any Holder whether or not such Exchange has occurred. The Company shall use its reasonable efforts to cause such Shelf Registration to be declared effective by the SEC at or near the same time as the Listing Event. The Company has not and shall not enter into any agreement which grants to any Person the right to have such Person's registrable shares registered in the same registration statement as that filed pursuant to Article 2.

     B. Period of Effectiveness of the Shelf Registration. The Company shall file with the SEC from time to time any amendments and supplements to the Shelf Registration as may be necessary to keep the registration effective until the Expiration Date (as defined below). The "Expiration Date" shall be eighteen (18) calendar months (or such shorter period as Rule 415 promulgated under the Securities Act, as amended from time to time, may require; in which case the Company shall cause another (other) registration(s) pursuant to this Article 2 to become effective and such registration(s) shall remain effective for a period of time so that when such period is added to the period of effectiveness of any prior registration(s) under this Article 2, the total period of effectiveness of the registrations caused pursuant to this Article 2 shall equal eighteen (18) calendar months) from the later of the following to occur:

         1. the date on which the SEC declares the Shelf Registration effective; or

         2.  the date one year after the Effective Date.


         If during the eighteen (18) month period of effectiveness of the Shelf Registration, the Company gives to the Holders a Blackout Notice pursuant to Article 5, the Company shall extend the Shelf Registration for the same time period as that set forth in the Blackout Notice or, if such extension is prohibited by Rule 415, the Company shall cause another (other) registration(s) pursuant to this Article 2 to become effective and such registration(s) shall remain effective for a period of time so that when such period is added to the period of effectiveness of any prior registration(s) under this Article 2, the total period of effectiveness of the registrations caused pursuant to this
         Article 2 shall equal eighteen (18) calendar months.

     C.  Notice of Listing Event.   When the Company files an application
         to list its shares on a national securities exchange or to designate its shares for quotation on the NASDAQ National Market System, the Company shall deliver written notice of such filing to all Holders.

     D. Notice of Intent to Sell. A Holder who desires to sell its Registrable Shares pursuant to the Shelf Registration shall deliver to the Company written notice of its intent to sell. Within five (5) Business Days of this notice being given, the Company shall file any supplement or post effective amendment to the Shelf Registration with respect to the plan of distribution of such Holder's ownership interest in Registrable Shares that is necessary to permit the sale of the Holder's Registrable Shares pursuant to the Shelf Registration.

     E. Notice of Effectiveness. The Company shall notify each Holder of the SEC's declaration that a registration pursuant to this
         Article 2 is effective.


                 ARTICLE 3.  PIGGYBACK REGISTRATION RIGHTS

     A. Right to Piggyback. At any time after the Expiration Date, if the Company proposes to register any equity securities or securities convertible into or exchangeable for equity securities (other than a registration relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on Form S-4, a registration on Form S-8 relating to the sale of securities to participants in a stock or employee benefit plan and Demand Registrations, as set forth in Article 4 of this Agreement), the Company shall give written notice to all Holder(s) of Registrable Shares, of the Company's intention to effect a registration and include in the registration all Registrable Shares for which the Company has received written requests from a Holder of Registrable Shares for inclusion therein within twenty (20) days after the date the Company's notice has been given (acting in such capacity the Holder is a "Requesting Holder"); provided however, that:

         1. if, at any time after the Company gives written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with the registration, the Company shall determine for any reason not to register any securities, the Company may, at its election, give written notice of its determination to the Requesting Holder(s) and, thereupon, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such withdrawn or unfiled registration (but not of its obligation to pay the Registration Expenses in connection therewith pursuant to
             Article 6 hereto); and

         2. if the registration is in connection with an underwritten public offering and the underwriter or managing underwriter, as the case may be, advises the Company that, in its opinion, the number of shares requested to be included in the registration or offering exceeds the number of shares which can be sold in the offering, then the number of shares to be registered shall first be allocated to the Company; second, pro rata among the Requesting Holders desiring to participate in the registration, based on the number of shares initially proposed to be included in the registration by the Requesting Holder; and third, pro rata among the other holders of the Company's shares who requested to be included in the registration, based on the number of shares initially proposed to be included by the holders.

     B.  Selection of Underwriter.  If any registration pursuant to this
         Article 3 is an underwritten public offering, the Requesting Holder(s) shall not have the right to select the managing underwriter to administer the offering and the Requesting Holder(s) agree to enter into customary agreements (including, if requested, an underwriting agreement), and take any other customary actions in connection with the offering as the Company or the underwriter(s) shall reasonably request to consummate the registration.

     C. Notice of Effectiveness. The Company shall give written notice to each Holder whose Registrable Shares are included in a registration statement filed pursuant to this Article 3 of the SEC's declaration that the registration statement is effective.


                  ARTICLE 4.  DEMAND REGISTRATION RIGHTS

     A. Right to Demand Registration. At any time after the Expiration Date, the Holder(s) of a majority of the then outstanding Registrable Shares may make a written demand to the Company to register the offer and sale of all or a portion of the Registrable Shares held by the Holder(s) (the "Demanding Holder") under the Securities Act and register or qualify under applicable securities laws, and subject to this Agreement, the Company shall effect the demand registration promptly; provided, however:

         1. the Company shall have no obligation under this Article 4 if the demand to register such shares has been made by the Holder(s) of fewer than a majority of the then outstanding Registrable Shares;

         2. the Company shall have no obligation under this Article 4 if the registration of the Registrable Shares by the Demanding Holder(s) is then covered under any other registration statement (including, a registration pursuant to Article 3 hereof) that includes the offering of such shares on a continuing basis;

         3. if the offering is underwritten and the managing underwriter advises the Company in writing that in its opinion the number of shares requested to be included in the registration exceeds the number which can be sold in the offering, the Company will include in the registration only the number of shares which in the opinion of such underwriter can be sold. If the number of shares which can be sold is less than the number of shares proposed to be registered, then the number of shares to be registered shall first be allocated pro rata among the Demanding Holders based on the number of shares initially proposed to be included by each Demanding Holder; and second pro rata among the other holders of the Company's shares who requested to be included in the registration, based on the number of shares initially proposed to be included by the holders; and

         4. if, while a registration demand is pending, the Company's Board of Directors with the advice of counsel, determine that the filing of a registration statement would require the disclosure of non-public material information and the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to that effect signed by one of its officers to the Demanding Holder(s). In this case, the Company shall not be required to effect a registration pursuant to this Article 4 until the date upon which the material information is disclosed to the public or ceases to be material.

     B. Notice to the Company. Each notice to the Company delivered pursuant to this Article 4 shall set forth: (1) the name of the Demanding Holder(s) requesting registration and (2) the number of shares to be registered. Within ten (10) days after receipt of notice from a Demanding Holder, the Company shall notify all other Holders, if any, and offer to each other Holder the opportunity to include their shares in the registration. Each other Holder shall have fifteen (15) days following receipt of the Company's notice to elect (by providing to the Company written notice) to have their Registrable Shares included in the registration.

     C.  Selection of Underwriters.  If any registration pursuant to this
         Article 4 is an underwritten public offering, the Demanding Holder(s) shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld.

     D. Notice of Effectiveness. The Company shall give written notice to each Holder whose Registrable Shares are included in a registration statement filed pursuant to this Article 4 of the SEC's declaration that the registration statement is effective.

     E. Minimum Period of Effectiveness. The Company shall cause a registration statement filed pursuant to this Article 4 to remain effective for at least one hundred eighty (180) days from the date it is declared or ordered effective by the SEC.


                        ARTICLE 5.  BLACKOUT RIGHTS

     Following the effective date of any registration statement filed pursuant to Article 2, 3 or 4 of this Agreement, the Company shall be entitled, from time to time, to notify the Holder(s) to discontinue offers or sales of shares pursuant to such registration statement for Registrable Shares for the period of time stated in the notice (the "Blackout Notice"), if the Company determines, in its reasonable business judgment, that the disclosure required in connection with the offers and sales of the Registrable Shares could materially damage the Company's ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by the Company (which information the Company would not be required to disclose at such time other than in connection with the Holder's registration statement) that is material to the Company and its subsidiaries taken as a whole. The time period for which the Holder(s) must discontinue offers or sales of shares pursuant to a Blackout Notice shall be for any period the Company reasonably believes is necessary, and if, the Company is unable to determine the duration of such period at the time the Blackout Notice is issued, the Blackout Notice may state that the period extends "until the Holder(s) is (are) otherwise notified by the Company." The Company shall not cause more than one hundred eighty (180) days, in the aggregate, within any period of three hundred sixty (360) consecutive days to be subject to a Blackout Notice. The Blackout Notice shall be signed by an authorized officer of the Company and shall certify the Company's determination. Each Holder agrees that upon receipt of a Blackout Notice each Holder shall discontinue offers or sales of Registrable Shares pursuant to any such registration statement for the period of time stated in the Blackout Notice.


                     ARTICLE 6.  REGISTRATION EXPENSES

     Any Registration Expenses incurred in connection with registering a Holder's Registrable Shares shall be paid for by the Company in all registrations pursuant to Article 2 or 3 except any Selling Expenses relating to shares of any Holder whose shares are included in the registration shall be borne by the Holder and the Company shall have no liability therefor. Any Registration Expenses and Selling Expenses incurred in connection with registering a Holder's Registrable Shares pursuant to Article 4 shall be paid for by the Holder(s) participating in such registration and the Company shall have no liability therefor.


                    ARTICLE 7.  REGISTRATION PROCEDURES

     A. Whenever any Registrable Shares are to be registered pursuant to this Agreement, and whenever the registration is effective, the Company shall use its reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         1. prepare and file with the SEC a registration statement with respect to such Registrable Shares and use commercially reasonable efforts to cause such registration statement to become effective (before filing a registration statement, prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holder(s) of a majority of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed and in the case of a registration pursuant to Article 4, the documents shall be subject to the review and comment of such counsel);

         2. provide to each Holder participating in a registration a reasonable number of copies, without charge, of the registration statement, preliminary prospectus and any other documents as may commercially reasonably be necessary to facilitate a public offering;

         3. subject to Article 5, above, prepare and file with the SEC any amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during the effectiveness of the registration statement and provide copies of any amendments or supplements to each Holder participating in a registration;

         4. use commercially reasonable efforts to register or qualify all securities covered by a registration statement under the securities or blue sky laws of each jurisdiction each Holder reasonably requests, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to consent generally to the service of process in any such jurisdiction;

         5. subject to Article 5, above, immediately notify each Holder of Registrable Shares covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Holder prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         6. enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holder(s) of a majority of the Registrable Shares being sold or the underwriter(s), if any, request in order to expedite or facilitate the disposition of such Registrable Shares;

         7. make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         8. if a Listing Event has occurred, the Company shall cause all securities covered by a registration to be listed on the national securities exchange or designated for quotation on the NASDAQ System, whichever the case may be;

         9. provide a transfer agent and registrar for the securities covered by a registration not later than the effective date of such registration statement;

        10. otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and, if the Company is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        11. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order;

        12. use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

        13. use commercially reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Company deems appropriate, or in the case of a registration pursuant to Article 4, as the Holders of the majority of the Registrable Shares being included in such registration deem appropriate; provided, however, in this case, the fees and expenses incurred in obtaining the cold comfort letter shall be paid for by such Holders.


                        ARTICLE 8.  INDEMNIFICATION

     A. Holder's Right to Indemnification. The Company will indemnify each Holder of Registrable Shares covered by any registration statement, its officers, directors and partners and each person who controls the Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including without limitation any of the foregoing incurred in the defense and settlement of any litigation which:

         1. arises out of or based upon any untrue statement of a material fact contained in any registration statement, preliminary prospectus, final prospectus, supplement to the prospectus or documents incorporated by reference therein, or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or

         2. is incurred or arising out of any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act.

         Notwithstanding the foregoing, the Company will not be under any obligation to indemnify any Holder if:


         1. any of the foregoing are made in reliance upon information furnished to the Company by the Holder or any of its agents (including its underwriter(s)) in writing expressly for inclusion in the registration statement, preliminary prospectus, final prospectus, supplement to the prospectus, or any documents incorporated by reference therein;

         2. any of the foregoing are made in a preliminary prospectus or prospectus and subsequently corrected in the final prospectus or supplemental to the final prospectus, but the Holder(s) failed to deliver the final prospectus or supplement; provided, however, that the Holder(s) were given notice from the Company that the final prospectus or supplement was available and copies of the final prospectus or supplement were made available to the Holder(s); or

         3. the Holder(s) fail to deliver a prospectus or otherwise comply with any federal or state securities laws.

     B. Company's Right to Indemnification. Each Holder participating in a registration pursuant to this Agreement will indemnify the Company, its directors or officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder and each of its officers and directors and each person controlling the Holder(s) within the meaning of
         Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities incurred (or action in respect thereof) arising out of any untrue statement of a material fact contained in any registration statement or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent made (or not made in the case of an omission) in reliance upon information furnished to the Company by the Holder or any of its agents (including its underwriter(s)) in writing expressly for inclusion in the registration statement and expressly in response to the Company's specific written request for such information for inclusion in the registration statement. The obligation to indemnify shall be individual and not joint and several.

     C. Indemnification Procedure. Each party entitled to indemnification under this Article 8 ("Indemnified Party") shall give prompt notice to the party required to provide indemnification ("Indemnifying Party") as soon as the Indemnified Party has actual knowledge of any claim for which indemnity may be sought, and shall permit the Indemnifying Party to assume and control the defense of any such claim or any litigation resulting therefrom. The Indemnifying Party may select legal counsel for such defense, provided however, that if the Indemnified Party, acting in good faith, believes that it has certain legal defenses to any claim or litigation which are different from or in conflict with those defenses available to the Indemnifying Party, the Indemnified Party may select one independent attorney to act on its behalf as legal counsel to defend the Indemnified Party against any claim or litigation. The legal fees of the independent attorney shall be paid for by the Indemnifying Party. In any event, the Indemnifying Party, shall not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which: (1) provides for any remedy other than the prompt payment of damages (and expenses) by the Indemnifying Party, without the admission of wrongdoing on the part of the Indemnified Party and (2) does not include an unconditional provision releasing Indemnified Party from all liability in respect of the claim or litigation. The failure of any Indemnified Party to give notice of a claim subject to indemnification shall not relieve Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to Indemnifying Party's ability to defend the claim.

     D.  Contribution.  If the indemnification provided for in this
         Article 8 is unavailable to or unenforceable by the Company or the Holder(s) (or their controlling persons) in respect of any expenses, claims, losses, damages, and liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying an Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of any expenses, claims, losses, damages and liabilities in such proportions as is appropriate to reflect the relative fault of and relative benefit to the Indemnifying Party on the one hand and the Indemnified Party on the other hand. These proportions shall be determined by balancing equitable considerations such as, among other things: (1) whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, (2) by such party's relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission, and
         (3) by such party's relative benefit received from the making of the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact.

         The Company and the Holder(s) agree that it would not be just and equitable if contribution pursuant to this Article 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation.

     E. Term of Indemnification Obligations. The obligations of the Company and Holder(s) under this Article 8 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement or otherwise and shall extend for a period of two (2) years following completion of the relevant offering.


                     ARTICLE 9.  TRANSFER RESTRICTIONS

     Any Holder's rights under this Agreement may be assigned or transferred to any transferee or assignee permitted pursuant to
     Section 11.3 of the Operating Agreement, who becomes a holder of Registrable Shares, subject to the transfer restrictions set forth in the legend contained on the certificates for such Registrable Shares.


                        ARTICLE 10.  MISCELLANEOUS

     A.  Notices.   All notices, requests, consent and other
         communications hereunder shall be in writing to the persons set forth below. Notice shall be deemed to have been given and/or received: (1) on the date delivered if delivery is made personally, (2) one (1) day after being deposited with a reputable overnight courier (all charges prepaid), or (3) five
         (5) days after being deposited into a U.S. Mailbox if mailed by certified or registered mail, return receipt requested and postage prepaid. Notices shall be delivered to the following parties (or as otherwise instructed in writing from time to time):

         1.  If to the Company:

             a.  Mr. Sam Orticelli
                 Inland Real Estate Corporation
                 2901 Butterfield Road
                 Oak Brook, Illinois 60523




         2.  If to BIJ:

             a.  Mr. Barry Sidel
                 B.I.J. Limited Partnership
                 One IBM Plaza
                 Chicago, Illinois 60611

         If BIJ transfers or assigns any of its rights under this Agreement in accordance with Article 9, above, then BIJ shall promptly provide to the Company, the name, address and telephone number of such transferee or assignee.


     B. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     C. Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

     D. Governing Law. The corporate law of the State of Maryland shall govern all issues and questions concerning the relative rights of the Company and its shareholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement, even though under that jurisdictions' choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     E. Amendments. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and all of the Holders of Registrable Shares.

     F. Severability. In the event that any provision contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. Provided, however, that if the provision(s) held to be invalid, illegal or unenforceable are material to this Agreement and without such provision(s) this Agreement is materially impaired or altered, then the entire Agreement shall be declared invalid, illegal or unenforceable.

     G. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.


     H. Remedies. Any Person having rights under any provisions of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise any and all legal and equitable rights available and all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of any of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent any breach or violation of any provision of this Agreement.

     I. Mutual Covenant. Neither the Company nor the Holders shall enter into any Agreement which violates the rights granted to each party in this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  INLAND REAL ESTATE CORPORATION

                                  By: /s/ Roberta S. Matlin

                                       Its: Vice President

                                  B.I.J. LIMITED PARTNERSHIP

                                  By: P.G.P., Inc., its General Partner

                                  By: /s/ E.J. Plesko

                                       Its: President

                                  By: Beavis, Inc., its General Partner

                                  By: /s/ Alan Brody

                                       Its: President